EX-99.B11(c)
                          CONSENT OF ERNST & YOUNG LLP,
                     INDEPENDENT AUDITORS FOR THE REGISTRANT

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the use of our report dated January 24, 1996 for the financial statements of Guinness Flight China & Hong Kong Fund and Guinness Flight Global Government Bond Fund, and to the reference to our firm under the captions "Financial Highlights" and "Independent Accounts" in this Post-Effective Amendment No. 5 (File No. 33-75340) under the Securities Act of 1933.



                                                     ERNST & YOUNG LLP


Los Angeles, California
February 14, 1996